EXHIBIT 99.99

CleanTech Innovations, Inc. Announces Record First Quarter 2011 Financial Results

●	Q1/2011 revenue of approximately $4.0 million, an increase of approximately 1,600% from Q1/2010

●	Q1/2011 gross profit was approximately $1.1 million, an increase of approximately 800% from Q1/2010

●	Q1/2011 net income of approximately $0.5 million, an increase of 424% from Q1/2010

●	More than $50 million in order backlog in 2011 for wind tower delivery to some of China's largest power companies

●	Anticipates winning additional wind tower supply contracts in 2011

●	Management share lockup through December 2013

NEW YORK, May 16, 2011 /PRNewswire/ -- CleanTech Innovations, Inc. (OTCQB: CTEK), a U.S. company and market leader in China’s clean technology solutions in the wind energy industry, announces record financial results for the first quarter ended March 31, 2011.

Financial Highlights:

Q1/2011 Revenue:

Record revenue in the first quarter of 2011 of approximately $4.0 million, an increase of $3.7 million or approximately 1,600% compared to $0.23 million in Q1/2010. The significant increase in revenue was due to our entry into the high margin wind tower manufacturing business in early 2010 and our fulfillment of wind tower supply contracts with some of China’s largest power companies.

Q1/2011 Net Income:

Net income for the first quarter of 2011 increased to approximately $0.5 million from $0.1 million in Q1/2010. The increase in net income was attributable to the increased sales of our wind towers.

2011 Order Backlog:

CleanTech has signed contracts and received orders totaling more than $50 million (including VAT tax) for the delivery of our wind tower products in 2011 to various wind energy companies in China. CleanTech anticipates fulfilling these orders, as well as potentially receiving new orders, in 2011.

Management Comments:

Bei Lu, Chairman & CEO of CleanTech, commented: "CleanTech is very pleased with our first quarter financial results in what is normally the slowest seasonal quarter each year. Our strongest quarters typically are the second half of each year. During the first quarter, we noticed strong customer demand for wind towers. Our product quality is excellent and we also have expanded our production capacity. We anticipate the positive market trend to continue throughout 2011.”

Business Outlook

Ms. Lu continued: “Since the recent nuclear crisis in Japan, China has put a greater sense of urgency into expanding its wind energy industry through funding and other financial support. We believe the current favorable market environment for the wind energy industry in China has presented the best historical opportunity for a wind energy equipment supplier like CleanTech to expand further. CleanTech is in an excellent position to potentially win additional wind tower supply contracts in 2011 from China’s largest energy companies.”

3-Year Share Lockup, Total Commitment to CleanTech’s Long-Term Shareholders

“CleanTech’s entire management team has voluntarily locked up its shares for 3 years, restricting sales of their shares to the general public through December 2013. CleanTech management’s fundamental interests are aligned with those of our public shareholders. We look forward to a year of record earnings growth in 2011 in the clean technology wind energy industry,” concluded Ms. Lu.

About CleanTech Innovations, Inc.

CleanTech Innovations, Inc. is a U.S. company and a leading designer and manufacturer of structural towers for megawatt-class wind turbines and highly engineered metal components used in the wind energy and steel industries in China. CleanTech designs and manufactures high performance clean technology products that promote renewable energy generation, energy savings and pollution reduction. CleanTech’s longstanding customers include China Guodian, Huaneng Power, Sinosteel and other global Fortune 500 companies and industrial giants in China.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect CleanTech’s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in CleanTech’s filings with the Securities and Exchange Commission.

Corporate Contact

Mr. Jason Li
Corporate Communications
CleanTech Innovations, Inc.
Tel: 011-86- 157-1403-7180
Email: investors@ctiproduct.com
Website: www.ctiproduct.com

CLEANTECH INNOVATIONS, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010

	2011	2010
ASSETS

CURRENT ASSETS:
Cash and equivalents	$5,413,383	$13,308,568
Restricted cash	1,235,928	281,569
Accounts receivable, net	15,134,195	13,988,139
Other receivables and deposits	782,265	775,871
Retentions receivable	138,883	105,911
Prepayments	413,904	233,904
Advances to suppliers	4,477,659	852,518
Inventories	2,676,386	2,440,591
Notes receivable	-	75,498

Total current assets	30,272,603	32,062,569

NONCURRENT ASSETS:
Prepayments for land use right	311,509	-
Long-term investment	91,514	90,597
Retentions receivable	2,861,583	2,460,202
Prepayments	316,939	315,392
Property and equipment, net	10,907,531	10,721,944
Land use right and patents, net	3,662,767	3,645,622

Total noncurrent assets	18,151,843	17,233,757

TOTAL ASSETS	$48,424,446	$49,296,326

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,317,682	$1,960,401
Unearned revenue	178,802	252,903
Other payables and accrued expenses	100,062	465,662
Taxes payable	415,682	921,767
Advance from shareholder	256,643	302,305
Short-term loans	13,660,545	3,865,493
Short-term payable, net of unamortized interest	373,678	369,937

Total current liabilities	16,303,094	8,138,468

NONCURRENT LIABILITIES:
Advance from shareholder	205,132	255,796
Long-term loan	-	10,000,000
Long-term payable, net of unamortized interest	1,243,756	1,217,241

Total noncurrent liabilities	1,448,888	11,473,037

Total Liabilities	17,751,982	19,611,505

CONTIGENCY AND COMMITMENTS

STOCKHOLDERS' EQUITY:
Preferred stock, $0.00001 par value, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2011, and December 31, 2010, respectively	-	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 24,982,222 and 24,963,322 shares issued and outstanding as of March 31, 2011, and December 31, 2010, respectively	250	250
Paid-in capital	20,606,861	20,514,442
Statutory reserve fund	966,865	890,122
Accumulated other comprehensive income	1,427,529	1,030,432
Retained earnings	7,670,959	7,249,575

Total stockholders' equity	30,672,464	29,684,821

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$48,424,446	$49,296,326

CLEANTECH INNOVATIONS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

	2011	2010

Net sales	$3,932,665	$232,118
Cost of goods sold	2,859,117	112,567

Gross profit	1,073,548	119,551

Operating expenses
Selling	289,892	53,978
General and administrative	607,231	162,468

Total operating expenses	897,123	216,446

Income (loss) from operations	176,425	(96,895)

Non-operating income (expense)
Interest income	10,105	3,341
Interest expense	(327,019)	(103,986)
Other income	4,472	-
Other expenses	(12,582)	(42,376)
Subsidy income	800,111	373,229

Total non-operating income	475,087	230,208

Income before income tax	651,512	133,313
Income tax expense	(153,385)	(38,160)

Net Income	498,127	95,153
Foreign currency translation	397,097	1,374

Comprehensive Income	$895,224	$96,527

Basic weighted average shares outstanding	24,971,019	15,122,000

Diluted weighted average shares outstanding	25,216,184	15,122,000

Basic earnings per share	$0.02	$0.01

Diluted earnings per share	$0.02	$0.01

CLEANTECH INNOVATIONS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$498,127	$95,153
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	145,414	20,594
Stock options	35,719	-
Amortization of interest expense	14,147	-
(Increase) decrease in assets:
Restricted cash	(947,638)	(450,204)
Accounts receivable	(1,000,515)	420,280
Retentions receivable	(406,741)	(8,302)
Notes receivable	75,951	-
Other receivables, deposits and prepayments	(176,919)	(36,905)
Advances to suppliers	(3,912,039)	(1,166,304)
Inventories	(210,255)	(374,008)
Increase (decrease) in liabilities:
Accounts payable	(659,846)	902,705
Other payables and accrued expenses	(368,635)	2,178,195
Unearned revenue	(76,346)	22,096
Taxes payable	(513,308)	(117,642)

Net cash (used in) provided by operating activities	(7,502,884)	1,485,658

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepayment for construction	-	(2,239,226)
Acquisition of property & equipment	(202,624)	(1,289,395)
Acquisition of intangible assets	-	(60,119)

Net cash used in investing activities	(202,624)	(1,349,514)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from warrants exercise	56,700	-
Repayment to shareholder	(101,555)	-
Proceeds from short-term loans	-	5,565,156
Repayment of short-term loans	(243,043)	(5,565,156)
Contribution by shareholders	-	922,927

Net cash (used in) provided by financing activities	(287,898)	922,927

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	98,221	256

NET (DECREASE) INCREASE IN CASH & EQUIVALENTS	(7,895,185)	1,059,327

CASH & EQUIVALENTS, BEGINNING OF PERIOD	13,308,568	1,295,145

CASH & EQUIVALENTS, END OF PERIOD	$5,413,383	$2,354,472

Supplemental Cash flow data:
Income tax paid	$153,385	$14,949
Interest paid	$73,688	$103,232